FINANCIAL CONSULTING AGREEMENT

         THIS FINANCIAL CONSULTING AGREEMENT ("Agreement") is made and entered into this 9th day of December 1998 (the "Effective Date") by and between THE PRODUCERS ENTERTAINMENT GROUP LTD., a Delaware corporation ("Company") and STRATEGIC CAPITAL CONSULTANTS, INC. ("Consultant").

                                    RECITALS

         Company desires to engage Consultant to perform certain consulting services for it, and Consultant desires, subject to the terms and conditions of this Agreement, to perform financial consulting services for Company.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKING HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED THE PARTIES AGREE AS FOLLOWS:

1.       ENGAGEMENT OF CONSULTANT

         Company hereby engages Consultant and Consultant hereby agrees to hold itself available to render, and to render at the request of the Company, independent advisory and consulting services for the Company to the best of its ability, upon the terms and conditions hereinafter set forth. Such consulting services shall include but not be limited to advise and counseling on matters pertaining to mergers and acquisitions and corporate business development.

2.       TERM

         The term of this Agreement ("Term") shall begin as of the Effective Date and shall terminate on June 14, 1999.

3.       COMPENSATION

         As compensation for all services rendered by Consultant pursuant to this Agreement, Company shall compensate Consultant as follows:

         3.1 Company shall pay to Consultant the sum of Five Thousand ($5,000) Dollars per month throughout the Term of this Agreement.

         3.2 Company shall pay to Consultant the additional one-time sum of Ninety-Five Thousand ($95,000.00) Dollars, which amount is currently due and payable.

         3.3 Company shall reimburse Consultant Three Hundred ($300.00) Dollars per month for telephone expenses and any reasonable out-of-pocket expenses incurred while performing services on behalf of Company on an itemized monthly basis. Expenses not to exceed One Thousand ($1,000.00) Dollars without prior Company approval.

         3.4 In lieu of receiving the dollar amounts payable by the Company to Consultant pursuant to this Agreement, Consultant shall have the right, and the Company hereby grants Consultant the option (the "Option"), to purchase up to 350,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company, at an exercise price of $0.30 per Share, which exercise price may be paid by Consultant ONLY by forgiveness and cancellation by Consultant of amounts owing to it under this Agreement. Consultant may exercise the Option and purchase the Shares at any time after the date hereof and on or before December 31, 2000, at which time the Option shall terminate (but any amounts still owing to Consultant under this Agreement shall remain outstanding). The Company agrees to register the Shares underlying the Option with the Securities and Exchange Commission (the


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                  "Commission")  on  a  registration statement on Form S-8 under the Securities Act of 1933, as amended, on or before December 31, 1998, and Consultant agrees not to exercise the Option in whole or in part until such registration statement is filed with, and declared effective by, the Commission.

4.       INDEPENDENT CONTRACTOR

         It is expressly agreed that Consultant is acting as an independent contractor in performing its services hereunder. Company shall carry no workers compensation insurance or any health or accident insurance to cover Consultant. Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be expected in an employer-employee relationship.

5.       ASSIGNMENT

         This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skill and qualification of Consultant. Consultant shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempt at assignment to transfer by Consultant of its obligation without such consent shall be wholly void.

6.       GENERAL PROVISIONS

         6.1      Governing Law and Jurisdiction.
                  ------------------------------
                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

         6.2      Notices.
                  --------
                  All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopier, addressed as follows:

         PARTY                         ADDRESS
         Company                       Irwin Meyer
                                       Chief Executive Officer
                                       The Producers Entertainment Group Ltd.
                                       5757 Wilshire Blvd.
                                       Penthouse 1
                                       Los Angeles, CA 90036

         Consultant                    Todd Sanders
                                       Strategic Capital Consultants, Inc.
                                       5757 Wilshire Blvd.
                                       Penthouse 1
                                       Los Angeles, CA 90036

All such notices and communication shall be deemed to have been duly given, when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed, when receipt is acknowledged or confirmed, if telecopies.


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         6.3      Attorney's Fees.
                  ----------------
                  In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

         6.4      Complete Agreement.
                  -------------------
                  This Agreement supersedes any and all of the other agreements, either oral or in writing, between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other Agreements, statement or promise not contained in this Agreement may be changed or amended only by an amendment in writing signed by both of the Parties or their respective successors-in-interest.

         6.5      Binding.
                  --------
                  This Agreement shall be binding upon and inure to the benefit of the successors-in-interest assignees and personal representatives of the respective parties.

         6.6      Unenforceable Terms.
                  --------------------
                  Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

         6.7      Execution in Counterparts.
                  --------------------------
                  This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on each of the Parties notwithstanding that each of the Parties are not signatory to the original and same counterpart.

         6.8      Further Assurances.
                  -------------------
                  From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonable request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

         6.9      Incorporation by Reference.
                  ---------------------------
                  All exhibits referred to in this Agreement are incorporated herein in their entirety by such reference.

         6.10     Miscellaneous Provisions.
                  -------------------------
                  The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreements shall in all cases be construed in accordance with its fair meanings as if prepared by both Parties to the Agreement and not strictly for or against either of the Parties.

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


      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY

                                       The Producers Entertainment Group Ltd.,
                                       A Delaware Corporation

                                       By:  /s/ Irwin Meyer
                                           -------------------
                                           Irwin Meyer, CEO



                                       CONSULTANT

                                       Strategic Capital Consultants, Inc.
                                       A California Corporation


                                       By:  /s/ Todd Sanders
                                           --------------------
                                           Todd Sanders, President